EX99.23(a)(3)(B)

                   UMB MONEY MARKET FUND, INC

              ARTICLES SUPPLEMENTARY TO THE CHARTER

The UMB MONEY MARKET FUND, INC., a Maryland Corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments arid Taxation of Maryland, that:

FIRST:    The Board of Directors of the Corporation, at a meeting
duly convened and held on July 15, 1982, adopted a resolution classifying or reclassifying seven hundred fifty million (750,000,000) unissued shares of the par value of one cent ($0.01) per share of the Capital Stock of the Corporation as Federal Portfolio Stock and two hundred fifty million (250,000,000) unissued shares of the par value of one cent ($0.01) per share of the Capital Stock of the Corporation as Prime Portfolio Stock by setting or changing before the issuance of such shares, the preferences, rights, voting powers, restrictions, limitations as to dividends, qualification or terms of redemption of, and the conversion or other rights, thereof as hereinafter set forth.

SECOND:    A description of the shares so classified with the
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the board of directors of the Corporation is as follows:

     (A) THE HOLDERS OF EACH SHARE OF STOCK OF THE CORPORATION SHALL BE ENTITLED TO ONE VOTE FOR EACH FULL SHARE, AND A FRACTIONAL VOTE FOR EACH FRACTIONAL SHARE OF STOCK, IRRESPECTIVE OF THE CLASS THEN STANDING IN THE SHAREHOLDER'S NAME IN THE BOOKS OF THE CORPORATION. ON ANY MATTER SUBMITTED TO A VOTE OF SHAREHOLDERS, ALL SHARES OF THE CORPORATION THEN ISSUED AND OUTSTANDING AND ENTITLED TO VOTE, IRRESPECTIVE OF THE CLASS, SHALL BE VOTED IN THE AGGREGATE AND NOT BY CLASS, EXCEPT (1) WHEN OTHERWISE EXPRESSLY PROVIDED BY THE MARYLAND GENERAL CORPORATION LAW OR (2) WHEN REQUIRED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, SHARES SHALL BE VOTED BY INDIVIDUAL CLASS; AND (3) WHEN THE MATTER DOES NOT AFFECT ANY INTEREST OF A PARTICULAR CLASS, THEN ONLY SHAREHOLDERS OF THE AFFECTED CLASS OR CLASSES SHALL BE ENTITLED TO VOTE THEREON.

     (B)  EACH CLASS OF STOCK OF THE CORPORATION SHALL HAVE THE
FOLLOWING POWERS, PREFERENCES AND PARTICIPATING, VOTING, OR OTHER
SPECIAL RIGHTS AND THE QUALIFICATIONS, RESTRICTIONS, AND
LIMITATIONS THEREOF SHALL
BE AS FOLLOWS.

          (1) ALL CONSIDERATION RECEIVED BY THE CORPORATION FOR THE ISSUE OR SALE OF STOCK OF EACH CLASS, TOGETHER WITH ALL INCOME, EARNINGS, PROFITS, AND PROCEEDS THEREOF, INCLUDING ANY PROCEEDS DERIVED FROM THE SALE, EXCHANGE OR LIQUIDATION THEREOF, AND ANY FUNDS OR PAYMENTS DERIVED FROM ANY REINVESTMENT OF SUCH PROCEEDS IN WHATEVER FORM THE SAME MAY BE, SHALL IRREVOCABLY BELONG TO THE CLASS OF SHARES OF STOCK WITH RESPECT TO WHICH SUCH ASSETS, PAYMENTS OR FUNDS WERE RECEIVED BY THE CORPORATION FOR ALL PURPOSES, SUBJECT ONLY TO THE RIGHTS OF CREDITORS, AND SHALL BE SO HANDLED UPON THE BOOKS OF ACCOUNT OF THE CORPORATION. SUCH ASSETS,


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INCOME, EARNINGS, PROFITS AND PROCEEDS THEREOF, INCLUDING ANY
PROCEEDS DERIVED FROM THE SALE, EXCHANGE OR LIQUIDATION THEREOF AND ANY ASSETS DERIVED FROM ANY REINVESTMENT OF SUCH PROCEEDS, IN WHATEVER FORM THE SAME MAY BE, ARE HEREIN REFERRED TO AS "ASSETS BELONGING TO" SUCH CLASS.

          (2) THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DECLARE AND PAY DIVIDENDS OR DISTRIBUTIONS, IN STOCK OR IN CASH, ON ANY OR ALL CLAS$ES OF STOCK, THE AMOUNT OF SUCH DIVIDENDS AND THE PAYMENT OF THEM BEING WHOLLY IN THE DISCRETION OF THE BOARD OF DIRECTORS.

               (I)       DIVIDENDS OR DISTRIBUTIONS ON SHARES OF
ANY CLASS OF STOCK SHALL BE PAID ONLY OUT OF EARNINGS, SURPLUS,
OR OTHER LAWFULLY AVAILABLE ASSETS BELONGING TO SUCH CLASS.

               (II) INASMUCH AS ONE GOAL OF THE CORPORATION IS TO QUALIFY AS A "REGULATED INVESTMENT COMPANY" UNDER THE INTERNAL REVENUE CODE OF 1954, AS AMENDED, OR ANY SUCCESSOR OR COMPARABLE STATUTE THERETO, AND REGULATIONS PROMULGATED THEREUNDER; AND INASMUCH AS THE COMPUTATION OF NET INCOME AND GAINS FOR FEDERAL INCOME TAX PURPOSES MAY VARY FROM THE COMPUTATION THEREOF ON THE BOOKS OF THE CORPORATION, THE BOARD OF DIRECTORS SHALL HAVE THE POWER IN ITS DISCRETION TO DISTRIBUTE IN ANV FISCAL YEAR AS DIVIDENDS, INCLUDING DIVIDENDS DESIGNATED IN WHOLE OR IN PART AS CAPITAL GAIN DISTRIBUTIONS, AMOUNTS SUFFICIENT, IN THE OPINION OF THE BOARD OF DIRECTORS, TO ENABLE THE CORPORATION TO QUALIFY AS A REGULATED INVESTMENT COMPANY AND TO AVOID LIABILITY FOR THE CORPORATION FOR FEDERAL INCOME TAX IN RESPECT OF THAT YEAR. IN FURTHERANCE, AND NOT IN LIMITATION OF THE FOREGOING, IN THE EVENT THAT A CLASS OF SHARES HAS A NET CAPITAL LOSS FOR A FISCAL YEAR, AND TO THE EXTENT THAT THE NET CAPITAL LOSS OFFSETS NET CAPITAL GAINS FROM THE OTHER CLASS, THE AMOUNTS TO BE DEEMED AVAILABLE FOR DISTRIBUTION TO THE CLASS WITH THE NET CAPITAL GAIN SHALL BE REDUCED BY THE AMOUNT OF OFFSET. THE SHAREHOLDERS OF THE CLASS WITH THE NET CAPITAL GAIN SHALL BE ENTITLED TO A FULL DISTRIBUTION OF THE NET INCOME AND THE NET CAPITAL GAIN TO THE EXTENT EARNED OR REALTZED. IF THE NET CAPITAL LOSS OF A CLASS EXCEEDS THE NET CAPITAL GAIN FROM ANOTHER CLASS, THE EXCESS LOSS SHALL NOT REDUCE THE NET INVESTMENT INCOME AVAILABLE FOR DISTRIBUTION TO THE CLASS WITH THE LOSS, BUT SHALL BE CARRIED FORWARD.

          (3) IN THE EVENT OF THE LIQUIDATION OR DISSOLUTION OF THE CORPORATION, SHAREHOLDERS OF EACH CLASS SHALL BE ENTITLED TO RECEIVE, AS A CLASS, OUT OF THE ASSETS OF THE CORPORATION AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS, BUT OTHER THAN GENERAL ASSETS NOT BELONGING TO ANY PARTICULAR CLASS OF STOCK, THE ASSETS BELONGING TO SUCH CLASS; AND THE ASSETS SO DISTRIBUTABLE TO THE SHAREHOLDERS OF ANY CLASS SHAL.L BEDISTRIBUTED AMONG SUCH SHAREHOLDERS IN PROPORTION TO THE NUMBER OF SHARES OF SUCH CLASS HELD BY THEM AND RECORDED ON THE BOOKS OF THE CORPORATION.IN THE EVENT THAT THERE ARE ANY GENERAL ASSETS NOT BELONGING TO ANY PARTICULAR CLASS OF STOCK AND AVAILABLE FOR DISTRIBUTION, SUCH DISTRIBUTION SHALL BE MADE TO THE HOLDERS OF STOCK OF ALL CLASSES IN PROPORTION TO THE ASSET VALUE OF THE RESPECTIVE CLASSES DETERMINED AS HEREINAFTER PROVIDED.

          (4)     THE ASSETS BELONGING TO ANY CLASS OF STOCK
SHALL BE CHARGED WITH THE LIABILITIES IN RESPECT TO SUCH CLASS,
AND SHALL ALSO BE


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CHARGED WITH ITS SHARE OF THE GENERAL LIABILITIES OF THE
CORPORATION, IN PROPORTION TO THE ASSET VALUE OF THE RESPECTIVE CLASSES DETERMINED AS HEREINAFTER SET OUT. THE DETERMINATION OF THE BOARD OF DIRECTORS SHALL. BE CONCLUSIVE AS TO THE AMOUNT OF LIABILITIES, INCLUDING ACCRUED EXPENSES AND RESERVES, AS TO THE ALLOCATION OF THE SAME TO A GIVEN CLASS, AND AS TO WHETHER THE SAME OR GENERAL ASSETS OF THE CORPORATION ARE ALLOCABLE TO ONE OR MORE CLASSES.

     (C) EACH HOLDER OF ANY CLASS OF STOCK OF THE CORPORATION, WHO SHALL SURRENDER HIS CERTIFICATE IN GOOD DELIVERY FORM TO THE CORPORATION OR WHO, IF THE SHARES IN QUESTION ARE NOT REPRESENTED BY CERTIFICATES, SHALL DELIVER TO THE CORPORATION A WRITTEN REQUEST IN GOOD ORDER SIGNED BY THE SHAREHOLDER, SHALL BE ENTITLED TO REQUIRE THE CORPORATION, TO THE EXTENT THAT THE CLASS OF STOCK IN QUESTION HAS ASSETS LAWFULLY AVAILABLE THEREFORE AND OUT OF SUCH ASSETS, BUT NOT OTHERWISE, TO REDEEM ALL OR ANY PART OF THE SHARES OF SUCH STOCK STANDING IN THE NAME OF SUCH HOLDER ON THE BOOKS OF THE CORPORATION, AT THE NET ASSET VALUE OF SUCH SHARES, DETERMINED IN THE MANNER AND AS OF THE TIME, AND PAYABLE AS PROVIDED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THE CORPORATION SHALL MAKE PAYMENT FOR ANY SUCH SHARES TO BE REDEEMED AS AFORESAID, IN CASFI, OR IF IN THE OPINION OF THE BOARD OF DIRECTORS, WHICH SHALL BE CONCLUSIVE, CONDITIONS EXIST WHICH MAKE PAYMENT WHOLLY IN CASH UNWISE OR UNDESIRABLE, THE CORPORATION MAY MAKE PAYMENT WHOLLY OR PARTLY IN SECURITIES OR OTHER PROPERTY BELONGING TO THE CLASS, THE VALUE OF WHICH SHALL BE DETERMINED AND IN THE MANNER HEREINAFTER PROVIDED. THE CORPORATION MAY, TO THE EXTENT NECESSARY, SELL OR CAUSE TO BE SOLD ANY SECURITIES BELONGING TO THE CLASS TO PROVIDE CASH FOR SUCH REDEMPTION BY IT OF THE SHARES OF SUCH CLASS.

          (1)     THE BOARD OF DIRECTORS OF THE CORPORATION MAY,
IN ACCORDANCE WITH THE INVESTMENT COMPANY ACT OF 1940, AS
AMENDED, SUSPEND THE RIGHT OF THE HOLDERS OF ANY CLASS OF STOCK
OF THE CORPORATION TO REQUIRE THE CORPORATION TO REDEEM SHARES OF
SUCH CLASS.

          (2) THE BOARD OF DIRECTORS, IN THE ECONOMIC BEST INTEREST OF THE CORPORATION AND IN ORDER TO REDUCE THE DISPROPORTIONATELY BURDENSOME EXPENSES IN SERVICING SHAREHOLDER ACCOUNTS, MAY FROM TIME TO TIME, ESTABLISH UNIFORM STANDARDS WITH RESPECT TO THE MINIMUM VALUE OF A STOCKHOLDER ACCOUNT OR A MINIMUM INVESTMENT WHICH MAY BE MADE BY A STOCKHOLDER. THE BOARD OF DIRECTORS, BY RESOLUTION AND WITHOUT THE VOTE OR CONSENT OF STOCKHOLDERS, MAY REQUIRE THAT THE AGGREGATE NET ASSET Value OF A STOCKHOLDER ACCOUNT SHALL NOT BE LESS THAN THE MINIMUM INITIAL INVESTMENT REQUIREMENT OF THE CORPORATION AT THE TIME OF THE RESOLUTION. THE RESOLUTION MAY AUTHORIZE THE CORPORATION TO CLOSE THOSE STOCKHOLDER ACCOUNTS NOT MEETING THE SPECIFIED MINIMUM STANDARD OF VALUE BY REDEEMING ALL OF THE SHARES IN SUCH ACCOUNTS, PROVIDED THERE IS MAILED TO EACH AFFECTED STOCKHOLDER ACCOUNT, AT LEAST SIXTY (60) DAYS PRIOR TO THE PLANNED REDEMPTION DATE, A NOTICE SETTING FORTH THE MINIMUM ACCOUNT SIZE REQUIREMENT AND THE DATE ON WHICH THE ACCOUNT WILL BE CLOSED IF THE MINIMUM SIZE REQUIREMENT IS NOT MET PRIOR TO SAID CLOSING DATE.

     (D)     EACH HOLDER OF ANY CLASS OF STOCK OF THE
CORPORATION, WHO SURRENDERS HIS CERTIFICATE IN GOOD DELIVERY FORM
TO THE CORPORATION OR, IF THE SHARES IN QUESTION ARE NOT
REPRESENTED BY CERTIFICATES, WHO DELIVERS


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TO THE CORPORATION A WRITTEN REQUEST IN GOOD ORDER SIGNED BY
THESHAREHOLDER, SHALL BE ENTITLED TO CONVERT THE SHARES IN QUESTION ON THE BASIS HEREINAFTER SET FORTH, INTO SHARES OF STOCK OF ANY OTHER CLASS OF THE CORPORATION. THE CORPORATION SHALL DETERMINE THE NET ASSET VALUE, AS HEREINAFTER DEFINED, OF THE SHARES TO BE CONVERTED AND SHALL DEDUCT THEREFROM SUCH CONVERSION COST, HEREINAFTER DESCRIBED AND, WITHIN FIVE (5) BUSINESS DAYS AFTER SUCH SURRENDER AND PAYMENT, SHALL ISSUE TO THE SHAREHOLDER SUCH NUMBER OF SHARES OF STOCK OF THE CLASS DESIRED, TAKEN AT THE NET ASSET VALUE THEREOF DETERMINED IN THE SAME MANNER AND AT THE SAME TIME AS THAT OF THE SHARES SURRENDERED, WHICH SHALL EQUAL THE NET ASSET VALUE OF THE SHARES SURRENDERED LESS CONVERSION COST AS AFORESAID. ANY AMOUNT REPRESENTING A FRACTION OF A SHARE MAY BE PAID IN CASH AT THE OPTION OF THE CORPORATION. THE CONVERSION COST ABOVE MENTIONED SHALL BE DETERMINED BY ADDING A TRANSACTION CHARGE AS DETERMINED BY TFIE BOARD OF DIRECTORS. THE TRANSACTION CHARGE MAY BE PAID AND/OR ASSIGNED BY THE CORPORATION TO THE UNDERWRITER AND/OR ANY OTHER AGENCY, AS IT MAY ELECT. UPON ANY CONVERSION TAKING PLACE, PROPER TRANSFER SHALL BE MADE BETWEEN THE ASSETS BELONGING TO THE RESPECTIVE CLASSES OF STOCK. THE BOARD OF DIRECTORS MAY LIMIT THIS CONVERSION PRIVILEGE TO SHARES WHICH HAVE BEEN HELD FOR SUCH REASONABLE PERIOD OF TIME AS THE DIRECTORS MAY DETERMINE.

     (E) THE AGGREGATE NET ASSET VALUE PER SHARE OF A CLASS OF THE CORPORATION'S CAPITAL STOCK SHALL BE DETERMINED IN ACCORDANCE WITH THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED, AND WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, BY ADDING THE MARKET OR APPRAISED VALUE OF ALL SECURITIES, CASH AND OTHER ASSETS OF THE CORPORATION PERTAINING TO THAT CLASS, SUBTRACTING THE LIABILITIES DETERMINED BY THE BOARD OF DIRECTORS TO BE APPLICABLE TO THAT CLASS, AND DIVIDING THE NET RESULT BY THE NUMBER OF SHARES OF THAT CLASS OUTSTANDING. SECURITIES AND OTHER INVESTMENTS AND ASSETS WILL BE VALUED AT FAIR VALUE AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS.

THIRD: The shares aforesaid have been duly classified by the board of directors pursuant to authority and power contained in the charter of the Corporation.

IN WITNESS WHEREOF, The UMB MONEY MARKET FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed (or attested) by its Secretary on July
20, 1982.


                    UMB MONEY MARKET FUND, INC

                    /s/Robert C. Puff, Jr.
                    President, Robert C. Puff, Jr.


Witness:  (Attest)

/s/Jacqueline B.  Willhite
Jacqueline B. Willhite,
Secretary





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THE UNDERSIGNED, President of UMB MONEY MARKET FUND, INC., who
executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




/s/Robert C. Puff, Jr.






































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